Exhibit 99.1

PDS BIOTECHNOLOGY CORPORATION

2009 STOCK OPTION PLAN

ARTICLE 1.
OBJECTIVES

PDS Biotechnology Corporation, a Delaware corporation, has established this Stock Option Plan effective as of the Effective Date, as an incentive to the attraction and retention of dedicated and loyal employees, advisors and consultants of outstanding ability, to stimulate the efforts of such persons in meeting the Company’s objectives, and to encourage ownership of the capital stock of the Company by employees, advisors and consultants.

ARTICLE 2.
DEFINITIONS

2.1        Definitions.  For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

2.1.1      “Code” means the Internal Revenue Code of 1986.

2.1.2      “Common Stock” means the common stock, $0.00033 par value of the Company.

2.1.3      “Company” means PDS Biotechnology Corporation, a Delaware corporation.

2.1.4     “Date of Exercise” means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to the Company pursuant to Section 7.1.2 hereof.

2.1.5      “Date of Grant” means the date on which the Committee makes an award of an Option.

2.1.6     “Eligible Employee” means anyone who performs services for the Company or a Subsidiary, including an officer, director, employee, or consultant of the Company or a Subsidiary.

2.1.7      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.1.8      “Effective Date” means November 1, 2008.

2.1.9     “Fair Market Value” means, as of any date, the value of a Share or other property as determined by the Committee, in its reasonable discretion; provided, however, that if, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Common Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its reasonable discretion.

2.1.10    “Incentive Stock Option” shall have the same meaning as given to that term by Section 422 of the Code.

2.1.11    “Nonqualified Stock Option” means any Option granted under the Plan which is not considered an Incentive Stock Option.

2.1.12   “Option” means the right to purchase a stated number of Shares at a specified price.  The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate.  Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

2.1.13    “Option Price” means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

2.1.14   “Permanent and Total Disability” shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.1.15    “Plan” means this 2009 Stock Option Plan as it may be amended.

2.1.16    “Securities Act” means the Securities Act of 1933, as amended. 2.1.17.

2.1.17    “Share” means one (1) share of Common Stock.

2.1.18   “Subsidiary” shall mean any entity which qualifies as a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

ARTICLE 3.
ADMINISTRATION

3.1          Administration.  The Plan shall be administered by the Board of Directors of the Company or a committee designated by the Board of Directors of the Company (the “Committee”).  If the Company is subject to Section 162(m) of the Code or if the Company grants Incentive Stock Options, then the Committee shall be comprised of two or more directors, at least a majority of which shall qualify as “Non-Employee Directors” as defined in Rule 16b-3 of the Exchange Act and “outside directors” to the extent required by Section 162(m) of the Code (“Section 162(m)”), as such Rule and Section may be amended, superseded or interpreted hereafter.

3.2          Authority of Committee.  Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

3.2.1      Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

3.2.2      Interpret the provisions of the Plan and decide all questions arising in its application; and

3.2.3      Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

3.3        Binding Decisions.  Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

3.4         Indemnification.  No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur from any claim or cause of action.

ARTICLE 4.
SHARES SUBJECT TO PLAN

4.1        Authorized Shares Under the Plan.  The number of Shares that may be made subject to Options granted under the Plan shall be 184,080 Shares of Common Stock.  Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

4.2         Authorized Shares Per Eligible Employee.  The maximum number of Shares with respect to which options may be granted to any Eligible Employee during each fiscal year of the Company is 100,000.  If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an Eligible Employee.  If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

ARTICLE 5.
GRANTING OF OPTIONS

The Committee may, from time to time, prior to April 1, 2018 grant Options to Eligible Employees on such terms and conditions as the Committee may determine.  More than one Option may be granted to the same Eligible Employee.

ARTICLE 6.
TERMS OF OPTIONS

6.1         Terms of Options / Vesting.  Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option.  If not otherwise provided, the term of each Option shall be 10 years from the Date of Grant.  Unless otherwise elected by the Committee, commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for one-fifth (1/5) of the total Shares covered by the Option with an additional 20% of the total Shares covered by the Option becoming exercisable on the last day of each succeeding year until the Option is exercisable to its full extent.  This right of exercise shall be cumulative and shall be exercisable in whole or in part.  The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options.  The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

6.2        Acceleration of Vesting.  All Options shall become fully vested and immediately exercisable upon a change in control of the Company only in circumstances where the Optionee is not offered employment with the acquirer.  Unless the Committee determines otherwise, all Options other than those described in the preceding sentence shall vest upon the otherwise established vesting schedule, even upon a change in control.  For purposes of this Agreement, a “change in control of the Company” shall be deemed to have occurred if any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as amended, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; (iv) a liquidation or dissolution of the Company; or (v) any other event that a majority of the Board, in its sole discretion, shall determine constitutes a change in control of the Company.

6.3        Continuation of Employment.  Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time.  So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee’s duties or position.

ARTICLE 7.
EXERCISE OF OPTIONS

7.1          Written Notice of Exercise.

7.1.1     Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, Attention Corporate Secretary, at its principal office.  The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

7.1.2      An Option may also be exercised by delivering a written notice of exercise to the Company, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to the Company.

7.2         Conditions to Exercise.  In all cases, as a condition to exercise of an Option, the Option holder shall execute and become a party to that certain Second Amended and Restated Shareholders’ Agreement, as amended from time to time, by and among the Company and the shareholders of the Company.

ARTICLE 8.
PAYMENT OF OPTION PRICE

In the sole discretion of the Committee, payment of the Option Price may be made in cash, by the tender of Shares which have been owned at least six months and which have a Fair Market Value equal to the purchase price or by any combination of cash and such Shares.

ARTICLE 9.
INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

9.1          Designation of Options.  The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option.  The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual.  However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

9.2         Incentive Stock Options.  Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

9.2.1     At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

9.2.1.1    The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

9.2.1.2    The term of the Option shall not be greater than five years from the Date of Grant.

9.2.2      The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

9.3         Nonqualified Stock Options.  If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

ARTICLE 10.
TRANSFERABILITY OF OPTION

10.1       General Restrictions on Transfer.  During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual.  Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

10.2      Exceptions for Certain Nonqualified Options.  Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee.  If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

ARTICLE 11.
TERMINATION OF OPTIONS

11.1        Termination.  An Option will terminate as follows:

11.1.1    Upon exercise or expiration by its terms.

11.1.2    Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of the Company.  Cause is defined as including, but not limited to, theft of or intentional damage to the Company property, intentional harm to the Company’s reputation, material breach of the optionee’s duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of the Company policies, or trading in shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

11.1.3   If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Options granted to such person will terminate.  In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, the Company may void the Option and its exercise.  Any such actions by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

11.1.4    If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company, or within 90 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment to the extent the Options are otherwise vested at the date of termination of employment.  Options may be exercised by that person’s estate or guardian or by those persons to whom the Option may have been transferred pursuant to Article 10.

11.1.5    In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination.  The portion not exercisable will terminate on the date of termination of employment.  For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

11.2      Committee’s Discretion to Modify Termination Date.  The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

11.3      Effect of Modifications to Termination Date.  Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, or his beneficiaries, heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated.  In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

ARTICLE 12.
ADJUSTMENTS TO SHARES AND OPTION PRICE

12.1        Adjustments to Shares.  In the event of changes in the outstanding Shares as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of such Shares, or other such changes, the number and class of such series of Shares for all purposes covered by the Plan and number and class of such Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

12.2       Adjustments to Option Price.  The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

ARTICLE 13.
OPTION AGREEMENTS

13.1        Option Agreements.  All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

13.2        Acceptance of Options.  Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee’s own behalf and on behalf of the optionee’s heirs, assigns and legal representatives, by all terms and conditions of this Plan.

ARTICLE 14.
AMENDMENT OR TERMINATION OF PLAN

14.1       Amendment.  The Board of Directors of the Company may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

14.1.1    Change the definition of Eligible Employees;

14.1.2   Except as provided in Articles 4 and 12 hereof, with respect to Incentive Stock Options (i) increase the number of Shares which may be subject to Options granted under the Plan; or (ii) increase the maximum number of Shares with respect to which Options may be granted to any Eligible Employee of the Company during any fiscal year;

14.1.3   Cause any Option granted as an Incentive Stock Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code.

14.2       No Impairment of Existing Options.  No amendment or termination of the Plan shall impair any Option granted under the Plan without the consent of the holder thereof.

14.3      Termination of Plan.  This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 14; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

ARTICLE 15.
EFFECTIVE DATE

This Plan shall become effective as of the Effective Date, having been ratified and adopted by the Board of Directors of the Company to be effective on or prior to such date, and solely with respect to Incentive Stock Options is subject to approval by shareholders by October 31, 2009.

ARTICLE 16.
MISCELLANEOUS

16.1       Grant of Options.  Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option.  An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

16.2      Share Certificates.  Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option, but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year.  No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered.  No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

16.3       Governing Law.  This Plan and each Option granted hereunder shall be governed by and construed in accordance with the laws of the state of Ohio.  All disputes arising hereunder shall be litigated solely in courts located in Hamilton County, Ohio, and as a condition to exercise of an Option, each Option holder hereby waives objection to jurisdiction and venue of such courts.

16.4        Headings.  The headings used in this Plan are for ease of reference only and shall not be used to interpret or alter the meaning of any of the provisions contained herein.

PDS BIOTECHNOLOGY CORPORATION

AMENDMENT NO. 1 TO

2009 STOCK OPTION PLAN

ARTICLE 1.
OBJECTIVES

WHEREAS, the Board of Directors of PDS Biotechnology Corporation (the “Company”) approved and adopted the Stock Option Plan (the “Plan”) of the Company on January 22, 2009;

WHEREAS, the Board of Directors and the Stockholders of the Company have determined that it is in the best interest of the Company to amend the Plan in order to provide for a increase in the maximum number of shares of Stock reserved and available for issuance under the Plan to 334,080 shares and have authorized said increase; and

WHEREAS, the Board of Directors and Stockholders of the Company have determined that it is in the best interest of the Company to amend the Plan in order to allow for an increase in the maximum number of shares of Stock available for issuance to an Eligible Employee (as defined therein) in a fiscal year under the Plan.

NOW, THEREFORE, the Plan is amended, effective December 3, 2012, as follows:

Section 4.1 of the Plan shall be amended by replacing the term “184,080” therein with the term “334,080”.

Section 4.2 of the Plan shall be amended by replacing the term “100,000” therein with the term “200,000”.

In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment to the Plan as set forth herein, the Board of Directors of the Company and Stockholders have caused this Amendment to be executed by the undersigned officer of the Company as of the date set forth above.

PDS BIOTECHNOLOGY CORPORATION

By: /s/ Frank K. Bedu-Addo
Name: Frank K. Bedu-Addo, Ph.D.
Title: Chief Executive Officer

PDS BIOTECHNOLOGY CORPORATION

AMENDMENT NO. 2 TO

2009 STOCK OPTION PLAN

ARTICLE 1.
OBJECTIVES

WHEREAS, the Board of Directors of PDS Biotechnology Corporation (the “Company”) approved and adopted the Stock Option Plan (the “Plan”) of the Company on January 22, 2009 and which was thereafter amended pursuant to the first Amendment No. 1 to 2009 Stock Option Plan;

WHEREAS, the Board of Directors and the Stockholders of the Company have determined that it is in the best interest of the Company to amend the Plan in order to provide for a increase in the maximum number of shares of Stock reserved and available for issuance under the Plan to shares and have authorized said increase; and

WHEREAS, the Board of Directors of the Company have determined that it is in the best interest of the Company to amend the Plan in order to allow for an increase in the maximum number of shares of Stock available for issuance to an Eligible Employee (as defined therein) in a fiscal year under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

Section 4.1 of the Plan shall be amended by replacing the term “334,080” therein with the term “386,390”.

In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment to the Plan as set forth herein, the Board of Directors of the Company and Stockholders have caused this Amendment to be executed by the undersigned officer of the Company as of the date set forth above.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank K. Bedu-Addo, Ph.D.
Name: Frank K. Bedu-Addo, Ph.D.
Title: Chief Executive Officer

PDS BIOTECHNOLOGY CORPORATION
AMENDMENT NO. 3 TO
2009 STOCK OPTION PLAN

WHEREAS, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) approved and adopted the 2009 Stock Option Plan (the “Plan”) of the Company on January 22, 2009 and which was thereafter amended pursuant to Amendment No. 1 and Amendment No. 2 to the Plan;

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan to allow for the cashless exercise of an option; and

WHEREAS, pursuant to Section 14.1 of the Plan, the Board of Directors may amend the Plan including with respect to the exercise method and also to clarify the payment of taxes, if applicable.

NOW, THEREFORE, the Plan is hereby amended as follows:

Article 8 (Payment of Exercise Price) is amended in its entirety to read as follows:

Article 8

Payment of Exercise Price and Applicable Taxes

Subject to the provisions of the Plan and notwithstanding any provision in an applicable grant agreement, an Option which is exercisable may be exercised by means of a fully completed exercise form (if provided) or other written notice delivered to the Company.  The exercise form or other written notice must be accompanied by the payment in full of the Option Price for the Shares to be purchased.  The Option Price may be paid in the following manner:

delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee in its discretion;

a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Committee;

subject to such limits as the Committee may impose from time to time, tender (via actual delivery or attestation) to the Company of other Company shares which have a fair market value (as determined by the Committee in a manner consistent with the definition of Fair Market Value in the Plan) on the date of tender equal to the Option Price;

net share settlement; or

any combination of the foregoing.

No Shares will be issued until full payment therefor has been received by the Company.

At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Option holder must either (a) authorize withholding from payroll or any other payment of any kind due to such holder and must otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option (the “”Tax Obligations”); or (b) pay the Tax Obligations, if any, by net share settlement.

Except as amended hereby, the Plan remains in full force and effect.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo
Name: Frank Bedu-Addo
Title: Chief Executive Officer

PDS BIOTECHNOLOGY CORPORATION
AMENDMENT NO. 4 TO
2009 STOCK OPTION PLAN

WHEREAS, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) approved and adopted the 2009 Stock Option Plan (the “Plan”) of the Company on January 22, 2009, which was thereafter amended pursuant to Amendment No. 1, Amendment No. 2 and Amendment No. 3 to the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan in accordance with Section 14.1 of the Plan and the terms and provisions set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 6.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“6.2 Acceleration of Vesting.  All Options shall become fully vested and immediately exercisable immediately prior to the earlier of (i) the holder’s termination without cause, (as defined in Section 11.1.2) (ii) the consummation of a Change of Control (as defined below) and (iii) a Qualified Equity Financing.

“Change of Control” shall mean (a) any merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) (i) cease to own their shares or other equity interest in the Company or (ii) exchange their shares of Company capital stock for equity interests in a company whose equity is publicly traded or listed on a securities exchange, (c) the sale of substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

“Qualified Equity Financing” shall mean any equity financing of the Company resulting in gross proceeds to the Company equal to or in excess of $15,000,000.”

Section 11.1.2 of the Plan is hereby amended and restated in its entirety to read as follows:

11.1.2 “Options shall terminate immediately if employment is terminated for cause.  Cause is defined as including, but not limited to, theft of or intentional damage to the Company property, intentional harm to the Company’s reputation, material breach of the optionee’s duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of the Company policies, or trading in shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.”

Section 11.1.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.1.4 If the grantee of an Option dies, becomes subject to a Permanent and Total Disability while employed by the Company, or terminates employment for any reason other than cause or voluntarily resigns (with or without good reason), such Option may be exercised at any time prior to the expiration of such Option to the extent the Options are otherwise vested at the date of termination of employment.  Options may be exercised by that person’s estate or guardian or by those persons to whom the Option may have been transferred pursuant to Article 10.  For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.”

Section 11.1.5 of the Plan is deleted in its entirety.

Except as amended hereby, the Plan remains in full force and effect.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo
Name: Frank Bedu-Addo
Title: Chief Executive Officer